REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INPUT/OUTPUT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	22-2286646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(Address, including zip code, of principal executive offices)
SECOND AMENDED AND RESTATED INPUT/OUTPUT, INC. 2004 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
DAVID L. ROLAND, ESQ.
VICE PRESIDENT, GENERAL COUNSEL
AND CORPORATE SECRETARY
INPUT/OUTPUT, INC.
12300 PARC CREST DR.
STAFFORD, TEXAS 77477
(281) 933-3339
(Name, address and telephone number of agent for service)
With copies to:
MAYER, BROWN, ROWE & MAW LLP
700 LOUISIANA, SUITE 3400
HOUSTON, TEXAS 77002
ATTENTION: MARC H. FOLLADORI
(713) 238-3000
CALCULATION OF REGISTRATION FEE:

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered(1)(2)	share(3)	price(3)	registration fee
Common Stock $0.01 par value(1)	1,700,000 shares	$8.950	$15,215,000	$1,628.01

(1)	This registration statement also (i) includes the associated rights to purchase Series A Preferred Stock, par value $0.01 per share (the rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred) and (ii) covers an indeterminate number of shares that may become issuable pursuant to certain anti-dilution adjustment provisions under the Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”).

(2)	The 1,700,000 shares registered hereby represent an additional 1,700,000 shares issuable pursuant to the registrant’s Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”).

(3)	The offering price per share and the aggregate offering price have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average high and low sale prices for the registrant’s shares of common stock as reported on the New York Stock Exchange composite transactions on July 11, 2006 ($8.950per share).

INTRODUCTORY STATEMENT
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Opinion of Mayer, Brown, Rowe & Maw LLP
Consent of Ernst & Young LLP
Consent of PricewaterhouseCoopers LLP

INTRODUCTORY STATEMENT
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Input/Output, Inc. (the “Company”, or the “Registrant”) pursuant to General Instruction E to Form S-8 to register an additional 1,700,000 shares of the Company’s common stock, par value $0.01 per share, issuable pursuant to the Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”). On March 14, 2006, the Company’s Board of Directors approved, and on May 17, 2006, the stockholders of the Company approved, the amendment and restatement of such plan as previously in effect, principally to (i) increase by 1,700,000 the total number of shares of common stock of the Company available for issuance under such plan, and (ii) add provisions allowing equity compensation awards to non-employee directors to replace the Company’s Amended and Restated 1996 Non-Employee Director Stock Option Plan, which expires by its terms in July 2006. The contents of the earlier registration statement on Form S-8, File No. 333-125655, previously filed by the Company and relating to the registration of shares of common stock for issuance or resale under the 2004 Plan are hereby incorporated by reference in this Registration Statement in accordance with General Instruction E to Form S-8.
     The previously-filed registration statement on Form S-8 (No. 333-125655) referred to above contains a resale prospectus filed therewith pursuant to General Instruction C to Form S-8, which stated that it covers the offer and sale, from time to time by the selling stockholders named therein, of up to an aggregate of 2,600,000 shares of the Company’s common stock acquired under the 2004 Plan (as then in effect). The reference to the 2,600,000 shares covered by this resale prospectus was incorrect. Actually, only 255,500 shares were specifically identified in such prospectus as being offered for resale by such selling stockholders.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated into this Registration Statement by reference:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 31, 2006 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed with the Commission on May 10, 2006 pursuant to Section 13(a) of the Exchange Act;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 20, 2006, April 20, 2006, May 1, 2006 and May 18, 2006, pursuant to Section 13(a) of the Exchange Act;

•	The description of the Registrant’s common stock, $0.01 par value per share, contained in the Registrant’s Current Report on Form 8-K filed on March 8, 2002, as such may be amended from time to time; and

•	The Registrant’s Registration Statement on Form 8-A filed with the Commission on January 27, 1997, as amended by Form 8-A/A filed on May 7, 1999.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of each such document.
     Nothing in this registration statement shall be deemed to incorporate information furnished by us to, but not filed with, the Commission pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein, or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or replaced shall not be deemed to constitute a part of this registration statement, except as so modified or replaced.
Item 8. Exhibits

4.1	Restated Certificate of Incorporation dated August 31, 1990, filed on March 19, 2001, as Exhibit 3.1 to the Registrant’s Transition Report on Form 10-K for the seven months ended December 31, 2000, and incorporated herein by reference.

4.2	Certificate of Amendment to Restated Certificate of Incorporation dated October 10, 1996, filed on March 12, 2003, as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

4.3	Amended and Restated Bylaws, filed on March 8, 2002, as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference.

4.4	Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan, filed as Appendix A to the definitive proxy statement for the 2006 Annual Meeting of Stockholders of Input/Output, Inc. as filed with the SEC on April 12, 2006, and incorporated herein by reference.

5.1*	Opinion of Mayer, Brown, Rowe & Maw LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Mayer, Brown, Rowe & Maw LLP (included in the opinion of Mayer, Brown, Rowe & Maw LLP filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Filed herewith
Item 9. Undertakings
     A. Undertaking to Update
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. Undertaking With Respect to Documents Incorporated by Reference
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Undertaking With Respect to Indemnification
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on July 14, 2006.

INPUT/OUTPUT, INC.
By:	/s/ Robert P. Peebler
Robert P. Peebler
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Brian Hanson and David L. Roland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert P. Peebler	President and Chief Executive Officer and Director	July 14, 2006

Robert P. Peebler	(principal executive officer)

/s/ R. Brian Hanson	Executive Vice President and Chief Financial Officer	July 14, 2006

R. Brian Hanson	(principal financial officer)

/s/ Michael L. Morrison	Controller and Director of Accounting	July 14, 2006

Michael L. Morrison	(principal accounting officer)

/s/ James M. Lapeyre, Jr.	Chairman of the Board of Directors and Director	July 14, 2006

James M. Lapeyre, Jr.

/s/ Bruce S. Appelbaum	Director	July 14, 2006

Bruce S. Appelbaum

/s/ Theodore H. Elliott, Jr.	Director	July 14, 2006

Theodore H. Elliott, Jr.

/s/ Franklin Myers	Director	July 14, 2006

Franklin Myers

/s/ S. James Nelson, Jr.	Director	July 14, 2006

S. James Nelson, Jr.

Director

John N. Seitz

/s/ Sam K. Smith	Director	July 14, 2006

Sam K. Smith

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation dated August 31, 1990, filed on March 19, 2001, as Exhibit 3.1 to the Registrant’s Transition Report on Form 10-K for the seven months ended December 31, 2000, and incorporated herein by reference.

4.2	Certificate of Amendment to Restated Certificate of Incorporation dated October 10, 1996, filed on March 12, 2003, as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.

4.3	Amended and Restated Bylaws, filed on March 8, 2002, as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference.

4.4	Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan, filed as Appendix A to the definitive proxy statement for the 2006 Annual Meeting of Stockholders of Input/Output, Inc. as filed with the Commission on April 12, 2006, and incorporated herein by reference.

5.1*	Opinion of Mayer, Brown, Rowe & Maw LLP

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Mayer, Brown, Rowe & Maw LLP (included in the opinion of Mayer, Brown, Rowe & Maw LLP filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

*	Filed herewith